UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 5, 2017 (January 3, 2017)

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501
(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 481-4911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets
As previously reported, on May 6, 2016, Air Products and Chemicals, Inc. (“Air Products”) and Evonik Industries AG (“Evonik”) entered into a Purchase Agreement providing for the sale to Evonik of certain subsidiaries and assets comprising the Performance Materials division of Air Products’ Materials Technologies segment (the “PMD Business”). On January 3, 2017, Air Products completed the sale of the PMD Business to Evonik for approximately $3.8 billion in cash subject to customary post-closing adjustments including working capital.
Air Products’ unaudited pro forma condensed consolidated financial statements giving effect to the completion of the sale are filed as Exhibit 99.1 hereto.
Item 9.01   Financial Statements and Exhibits

(b)	Pro Forma Financial Information.
The unaudited pro forma consolidated financial statements of Air Products specified in Article 11 of Regulation S-X are filed as Exhibit 99.1 hereto and incorporated herein by reference.

(d)	Exhibits

99.1	Air Products and Chemicals, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Dated: January 5, 2017	By:	/s/ M. Scott Crocco
M. Scott Crocco
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Air Products and Chemicals, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements